                                POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS:

      That 1, John G. Beam, Jr., of Louisville, Kentucky, as a director of ODYSSEY FUNDS, INC., do hereby make, constitute and appoint as my true and lawful attorneys in fact George Vlaisavljevich, Paul S. Feinberg, and David E. Demarest, or any of them severally for me and in my name, place and stead to sign registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto executed on behalf of ODYSSEY FUNDS, INC., and filed with the Securities and Exchange Commission.

      IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of March, 1993.


                                                         ---------------------
                                                                Signature


COMMONWEALTH. OF KENTUCKY       )
                                )   SS
COUNTY OF JEFFERSON             )


On this 12th day of March, 1993, before me personally appeared John G. Beam, Jr., to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.


                                                         ---------------------
                                                            Notary Public